Exhibit 10.6

AMENDMENT NO. 1

TO

EXCHANGE AGREEMENT

This Amendment No. 1 to Exchange Agreement (this “Amendment”) is made and entered into as of __________, 2026, by and between RenX Enterprises Corp., a Delaware corporation (the “Company”), and Index Equity US, LLC, a Florida limited liability company (the “Debtholder”, and together with the Company, the “Parties”).

RECITALS

WHEREAS, the Company and the Debtholder are parties to that certain Exchange Agreement, dated as of June 11, 2026 (the “Exchange Agreement”), pursuant to which, among other things, the Company issued to the Debtholder 7,169 shares of the Company’s Series C Convertible Preferred Stock, $0.001 par value per share (the “Preferred Shares”), and common stock purchase warrants to purchase 619,084 shares of Common Stock (the “Warrants”), in exchange for the full satisfaction and cancellation of the Outstanding Debt (as defined in the Exchange Agreement);

WHEREAS, the Preferred Shares are governed by the Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock of the Company (the “Certificate of Designation”), which was attached as Exhibit A to the Exchange Agreement and filed with the Secretary of State of the State of Delaware on June 11, 2026;

WHEREAS, Section 4 of the Certificate of Designation (“Voting Rights”) provides that each holder of Series C Convertible Preferred Stock is entitled to cast the number of votes equal to the number of whole shares of Common Stock into which such holder’s shares of Series C Convertible Preferred Stock are then convertible as of the record date for determining stockholders entitled to vote on such matter, voting together with Common Stock as a single class on an as-converted basis;

WHEREAS, Section 7(c) of the Certificate of Designation contains anti-dilution adjustments to the Conversion Price (as defined in the Certificate of Designation) triggered by a Dilutive Issuance (as defined in the Certificate of Designation);

WHEREAS, the Debtholder, as the holder of all 7,169 outstanding shares of Series C Convertible Preferred Stock (constituting all of the shares designated thereunder), constitutes the “Required Holders” as defined in the Certificate of Designation;

WHEREAS, Section 5(f) of the Exchange Agreement provides that the Exchange Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions thereof may be waived, only by a written instrument signed by all Parties; and

WHEREAS, the Parties desire to amend the Exchange Agreement relating to the voting of the Series C Convertible Preferred Stock in order to comply with Nasdaq Listing Rule 5640, on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Amendment to Exchange Agreement. The Exchange Agreement is hereby amended to add the following new Sections 1A and 1B immediately following Section 1 thereof:

“Section 1A. Voting Rights Calculation. Notwithstanding anything to the contrary in the Certificate of Designation, the Parties acknowledge and agree as follows:

For the purposes of determining under Section 4 of the Certificate of Designation the number of votes which a holder of shares of Series C Convertible Preferred Stock shall be entitled to cast on matters presented to the stockholders of the Corporation for their action or consideration, it is acknowledged and agreed that in determining the number of whole shares of Common Stock into which the shares of Series C Convertible Preferred Stock held are then convertible as of the record date for determining stockholders entitled to vote on such matter, any and all adjustments made to the Conversion Price of the Series C Convertible Preferred Stock pursuant to Section 7(c) of the Certificate of Designation shall be disregarded in their entirety.

The voting limitation set forth in this Section 1A shall be binding upon and inure to the benefit of any and all successors, assigns, and transferees of the Debtholder with respect to any shares of Series C Convertible Preferred Stock. As a condition to any transfer of shares of Series C Convertible Preferred Stock, the Debtholder shall require any transferee to acknowledge and agree in writing to be bound by the terms of this Section 1A. The Company shall not be required to register or recognize any transfer of shares of Series C Convertible Preferred Stock on its books and records unless and until such written acknowledgment has been delivered to the Company. Any purported transfer made without compliance with the foregoing shall not affect the voting limitation set forth herein, and the Company shall be entitled to treat the shares of Series C Convertible Preferred Stock so transferred as subject to this Section 1A regardless of the identity of the holder thereof.

For the avoidance of doubt, the aggregate number of votes to which the Debtholder (and any successor, assign, or transferee) shall be entitled with respect to the Series C Convertible Preferred Stock shall not exceed 2,480,623 votes, which represents the number of shares of Common Stock into which the 2,480,623 shares of Series C Convertible Preferred Stock would be convertible based on the initial Conversion Price set forth in the Certificate of Designation as of the date of issuance, without giving effect to any subsequent anti-dilution adjustments.”

“Section 1B. Redemption. Notwithstanding anything to the contrary in the Certificate of Designation, the Parties acknowledge and agree as follows:

Holders of shares of Series C Convertible Preferred Stock shall not have the right to cause the Corporation to redeem the shares of Series C Convertible Preferred Stock held by them under any circumstances.”

2. No Other Amendments; Reservation of Rights. Except as expressly amended by this Amendment, the Exchange Agreement shall remain in full force and effect, and all terms, conditions, representations, warranties, covenants, and other provisions of the Exchange Agreement are hereby ratified and confirmed in all respects. Nothing contained herein shall be deemed to constitute a waiver of any rights of either Party under the Exchange Agreement or otherwise.

3. Effectiveness. This Amendment shall become effective upon execution and delivery by each of the Parties hereto.

4. Governing Law; Jurisdiction; Waiver of Jury Trial. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to choice of law principles that would result in the application of the laws of any other jurisdiction. The Parties irrevocably submit to the exclusive jurisdiction of any state or federal court sitting in New York, New York, and irrevocably waive any right to trial by jury with respect to any action or proceeding arising out of or relating to this Amendment.

5. Severability. If any provision of this Amendment is held to be invalid, illegal, or unenforceable, such provision shall be enforced to the fullest extent permitted by applicable law, and the remaining provisions shall remain in full force and effect.

6. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Execution and delivery of this Amendment by facsimile, .pdf, or other electronic means shall be legally binding and enforceable to the same extent as an original signature.

7. Headings. The headings of the sections of this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision hereof.

8. Defined Terms. Capitalized terms used but not otherwise defined in this Amendment shall have the respective meanings ascribed to such terms in the Exchange Agreement.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the day and year first above written.

RENX ENTERPRISES CORP.

By:
Name:
Title:

INDEX EQUITY US, LLC

By:
Name:	Bjarne Borg
Title:	Manager

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